                                  Exhibit 21.1

                                                                    EXHIBIT 21.1

                         THE ESTEE LAUDER COMPANIES INC.
                            SIGNIFICANT SUBSIDIARIES

Except as noted, all the significant subsidiaries are wholly-owned by The Estee Lauder Companies Inc. and/or one or more of its wholly-owned subsidiaries.

                                                   Jurisdiction
                 Name                           in which Organized
    ---------------------------------  ------------------------------------
    Aramis Inc.                                    Delaware
    Clinique Laboratories, Inc.                    Delaware
    Estee Lauder Inc.                              Delaware
    Estee Lauder International, Inc.               Delaware
    Estee Lauder Cosmetics Ltd.                Ontario, Canada
    Make-up Art Cosmetics LLC (1)                  New York
    Make-up Art Cosmetics Limited (1)          Ontario, Canada

(1) The Estee Lauder Companies Inc. owns a majority equity interest.